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                                                                       Exhibit 8



                      [Shearman & Sterling LLP Letterhead]




                                  July 2, 2003






Eaton Corporation
Eaton Center
1111 Superior Avenue
Cleveland, Ohio 44114-2584


Ladies and Gentlemen:

          We are acting as special United States federal income tax counsel to Eaton Corporation, an Ohio corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to various securities, including the Company's issuance of its Medium-Term Notes, Due from 9 Months to 30 Years from Date of Issue (such notes referred to herein as the "Notes"), as set forth in the prospectus supplement contained in the Registration Statement (the "Prospectus Supplement"), with an aggregate principal amount up to the amount set forth in the Registration Statement.

          In our opinion, the summary under the heading "United States Federal Income Taxation" in the Prospectus Supplement accurately describes, subject to the limitations stated therein, the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading "United States Federal Income Taxation" in the Prospectus Supplement.


                                                  Very truly yours,


                                                  /s/ SHEARMAN & STERLING LLP



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